SUB ITEM 77I


The MFS New Discovery Fund, a series of MFS Series Trust I, established a new class of shares (Class W Shares) as described in the prospectus contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 33-7638 and 811- 4777), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2008, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.